UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2017

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 6, 2017, Analogic Corporation (the “Registrant”) announced its financial results for the fiscal quarter ended January 31, 2017. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On February 28, 2017, Analogic Corporation approved a plan of restructuring (which we refer to as the plan) of its ultrasound business to focus on its core markets of urology and surgery and certain areas of the point of care market. The Company will consolidate the activities currently conducted in Vancouver, British Columbia with its existing operations in Copenhagen, Denmark and Peabody, Massachusetts and plans to exit the Vancouver facility by the end of fiscal 2017. The Company also intends to re-size its U.S. sales, global marketing, and general and administrative organizations in line with its objectives. These activities will result in a workforce reduction of approximately 130 employees, principally in its ultrasound business.

We expect to complete the implementation of the plan by the end of fiscal 2017. We expect to incur total pre-tax charges of up to $5 million, consisting of (i) employee termination charges of up to $4.3 million, of which $0.5 million was incurred in the second quarter of fiscal 2017; and (ii) lease termination costs of up to $0.7 million. We estimate that the plan may result in future cash expenditures of up to $5 million.

We may incur additional non-cash impairment charges in the second half of fiscal 2017 as we finalize the plan and determine its impact on our business.

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various factors, including but not limited to employee separation and other costs that differ from the original estimates, the timing of future actions, and the factors discussed in our most recent quarterly report on file with the Securities and Exchange Commission. The forward-looking statements represent our views as of the date of this Current Report and should not be relied upon as representing our views as of any future date. We specifically disclaim any obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

March 6, 2017	By:	/s/ Mark Frost
Name: Mark Frost
Title: Senior Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 6, 2017